================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 BancTec, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 BancTec, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    [LOGO]

                               4851 LBJ FREEWAY
                              DALLAS, TEXAS 75244

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1997

  Notice is hereby given that the Annual Meeting of Stockholders of BancTec, Inc., a Delaware corporation (the "Company"), will be held at Texas Commerce Bank Tower, Fourth Floor Boardroom, 2200 Ross Avenue, Dallas, Texas on May 22, 1997, at 10:00 a.m., Dallas, Texas time for the following purposes:

  (i) To elect two directors;

  (ii) To approve an increase in the number of shares available for grants under the BancTec, Inc. 1989 Stock Plan by 1,000,000 shares; and

  (iii) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

  Only stockholders of record at the close of business on April 7, 1997, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment(s) thereof.

  You are cordially invited and urged to attend the meeting, but if you are unable to attend, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                       By Order of the Board of Directors

                                       Tod V. Mongan
                                       Secretary

Dallas, Texas
April 14, 1997

                                    [LOGO]

                               4851 LBJ FREEWAY
                              DALLAS, TEXAS 75244

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1997

  This Proxy Statement is sent to stockholders of BancTec, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company, and any adjournment(s) thereof (the "Meeting"), to be held on May 22, 1997, at 10:00 a.m., Dallas, Texas time at Texas Commerce Bank Tower, Fourth Floor Boardroom, 2200 Ross Avenue, Dallas, Texas for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The Company has also retained D.F. King to solicit stockholders in connection with the matters to be presented at the Meeting for a fee not to exceed $4,500 plus reimbursement of certain expenses. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to stockholders on or about April 14, 1997.

  The Company's Annual Report on Form 10-K covering the twelve month period from January 1, 1996 through December 31, 1996 ("Fiscal 1996"), including audited financial statements, is enclosed herewith. Such Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

  Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise: (i) by giving written notice to the Company of such revocation; (ii) by voting in person at the Meeting; or (iii) by executing and delivering to the Company a later dated proxy.

  The voting securities of the Company are shares of its Common Stock, $.01 par value ("Common Stock"), each share of which entitles the holder thereof to one vote. On April 7, 1997, there were outstanding and entitled to vote 21,225,176 shares of Common Stock. Only stockholders of record at the close of business on April 7, 1997, are entitled to notice of, and to vote at, the Meeting.

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. If a quorum is not present or represented at the Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of a quorum, but will not be counted as votes in favor of a proposal.

  Cumulative voting is not permitted in the election of directors of the Company. On all matters (including election of directors) submitted to a vote of the stockholders at the Meeting, each stockholder will be entitled to one vote for each share of Common Stock owned of record by such stockholder at the close of business on April 7, 1997.

  Proxies in the accompanying form, if properly executed and returned, will be voted at the Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to any of the following matters will be voted as follows: (i) "FOR" the election of the two persons named in this Proxy Statement as the Board's nominees for election to the Board; (ii) "FOR" the increase in the number of shares available for grants under the BancTec, Inc. 1989 Stock Plan (the "1989 Plan") by 1,000,000 shares; and (iii) in accordance with the discretion of the holders of such proxies with respect to any other business that properly comes before the stockholders at the Meeting. The Board knows of no matters, other than those stated above, to be presented for consideration at the Meeting. If, however, other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the Meeting from time to time.

                             ELECTION OF DIRECTORS

  The directors of the Company have been divided into three classes. The members of each class serve for three years. Pursuant to the Company's bylaws, the Board has fixed the number of directors at nine. Three of the nine directors' terms expire this year. The term of office for each director shall be until the year following each nominee's name below or until a successor is elected and qualified. Directors are elected by a plurality of the votes of shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

  The Board recommends a vote FOR the election of the following nominees to be elected for a term expiring in 2000:

                  NAME               AGE                POSITION
     ------------------------------- --- ---------------------------------------
     Michael E. Faherty.............  62 Director
     Paul J. Ferri..................  58 Director

  The following directors are presently serving unexpired terms, ending the year following such director's name:

                  NAME               AGE                POSITION
     ------------------------------- --- ---------------------------------------
     Grahame N. Clark, Jr. (1999)...  54 Chairman, President and Chief Executive
                                          Officer and Director
     Rawles Fulgham (1998)..........  69 Director
     Thomas G. Kamp (1998)..........  71 Director
     A.A. Meitz (1999)..............  59 Director
     Michael A. Stone (1999)........  60 Director
     Norton A. Stuart, Jr. (1998)...  62 Director

  Mr. Faherty has been a director of the Company since September 1984. Since 1977, Mr. Faherty has been president of MICO, Inc., a family-owned consulting and contract executive business. As part of the contract executive business, Mr. Faherty from time to time serves as a corporate officer of companies. Currently, he is serving as chairman of eccs inc. (a manufacturer of mass storage subsystems and an integrator of systems utilizing such subsystems). Mr. Faherty also serves as a director of eccs inc. and of Frontier Corporation (a provider of telecommunication services).

  Mr. Ferri has been a director of the Company since September 1978. Mr. Ferri has been managing general partner in Matrix Partners I, II, III, and IV, L.P. (venture capital investment partnerships) since January 1982, August 1985, March 1990, and January 1995, respectively. In addition, Mr. Ferri is a director of Applix, Inc. (real time decision support software), Cascade Communications Corp. (frame relay data communications products), Stratus Computer, Inc. (fault tolerant computer systems), Techforce Corp. (integrated network support solutions), and VideoServer Inc. (video teleconferencing).

  Mr. Clark has been a director of the Company since September 1985. Mr. Clark has been Chairman and Chief Executive Officer of the Company since April 1987 and President since September 1995. Mr. Clark also serves as a director of El Chico Restaurants, Inc. (owner and franchiser of El Chico and other Tex-Mex style Mexican restaurants) and The Dyson-Kissner-Moran Corporation (a private investment company).

  Mr. Fulgham has been a director of the Company since June 1982. Since September 1989, Mr. Fulgham has served as senior advisor of Merrill Lynch & Co., Inc. From August 1982 to September 1989, Mr. Fulgham was executive director of Merrill Lynch Private Capital Inc. In addition, Mr. Fulgham presently serves on the Advisory and Audit Committees of Dorchester Hugoton, Ltd. (engaged in development, production and processing of natural gas) and as a director of Dresser Industries, Inc. (a supplier to energy-related companies), NCH Corporation (a manufacturer of products used in maintenance applications), and Global Industrial Technologies, Inc. (a provider of products for industrial production and infrastructure development).

  Mr. Kamp has been a director of the Company since June 1982. Mr. Kamp served as chairman of the board of Premier Computer Corporation (a disk drive remanufacturer) from 1985 to 1990, and also served as chairman of the board of Rodime, Inc. (a disk drive manufacturer) from 1989 to 1991. Mr. Kamp was vice chairman of Control Data Corporation until December 1984 and chairman of Centronics Data Computer Corporation (a holding company) from January 1985 until January 1988.

  Mr. Meitz was formerly with the firm of Booz-Allen & Hamilton, Inc. (an international management and technology consulting firm) for more than 25 years and was a Senior Vice President until he elected retirement in August 1994. Mr. Meitz also served as a member of the Booz-Allen Board of Directors and Chairman of its Audit Committee. The majority of his work has focused on issues of business strategy, marketing and organization design. In addition, Mr. Meitz served as a director of Recognition International Inc. until October 1995. Presently, Mr. Meitz serves as a director of Associated Materials Incorporated (a building products company), Northern Trust Bank of Texas (a subsidiary of Northern Trust Bank of Illinois), Greyhound Lines Inc. (a transportation company), and ComStream Corp. (a satellite communications business).

  Mr. Stone has been a director of the Company since January 1979. Since March 1985, Mr. Stone has been general partner of Davis Venture Group, L.P., the general partner of Davis Venture Partners, L.P. (a venture capital partnership).

  Mr. Stuart has been a director of the Company since February 1986. Mr. Stuart served as President of the Company from April 1987 to September 1995.

  Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board may recommend. The Board has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

                     MEETINGS AND COMMITTEES OF THE BOARD

  The Board held five meetings in Fiscal 1996, and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he served as a director and (ii) the total number of meetings held by all committees of the Board on which he served.

  The Board does not have a standing nominating committee or a committee performing similar functions. Nominees to the Board are selected by the entire Board.

  The Board has an Option Committee (herein so called), which is composed of Michael E. Faherty, Paul J. Ferri, Rawles Fulgham, Thomas G. Kamp, A.A. Meitz and Michael A. Stone. The Option Committee administers the 1989 Plan and the 1994 Plan. The Option Committee held four meetings during Fiscal 1996.

  The Board has a Compensation Committee (herein so called), which is composed of Michael E. Faherty, Paul J. Ferri, Rawles Fulgham, Thomas G. Kamp, A.A. Meitz, and Michael Stone. The Compensation Committee reviews and makes recommendations regarding compensation and other employment benefits of officers and employees of the Company. The Compensation Committee held one meeting during Fiscal 1996.

  The Board has an Audit Committee (herein so called), which is composed of Michael E. Faherty, Paul J. Ferri, Rawles Fulgham, Thomas G. Kamp, A.A. Meitz, and Michael A. Stone. The Audit Committee reviews the Company's financial results, recommends the appointment of the Company's outside auditors, reviews the scope and results of audits, and reviews internal accounting controls. The Audit Committee held two meetings during Fiscal 1996.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation earned during Fiscal 1996, the nine-month period ended December 31, 1995 ("Fiscal 1995A"), and the fiscal year ended March 27, 1995 ("Fiscal 1995"), by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (based upon salary and bonus earned during Fiscal 1996). All information relating to shares of Common Stock and options to purchase Common Stock contained herein have been adjusted to reflect the three-for-two stock split of Common Stock effected in February 1993.

                                                                       LONG TERM
                                       ANNUAL COMPENSATION        COMPENSATION AWARDS
                                --------------------------------- --------------------
                                                                  RESTRICTED
   NAME AND PRINCIPAL    FISCAL                       PERFORMANCE    STOCK     OPTIONS
      POSITION(S)         YEAR  SALARY($) BONUS($)(1)  BONUS(2)   AWARD(S)($)  (#)(3)
   ------------------    ------ --------- ----------- ----------- -----------  -------
Grahame N. Clark, Jr....  1996   280,919    289,000     153,000     210,902(4) 100,000
 Chairman, President and
  Chief Executive Offi-
  cer                     1995A  198,835    165,106         -0-         -0-     81,000
                          1995   256,877        -0-         -0-      35,035     20,000
William E. Bassett......  1996   178,018    171,000         -0-      60,151(5)  25,000
 Executive Vice Presi-
  dent; President,        1995A  132,183        -0-         -0-         -0-     11,500
 BancTec USA, Inc.        1995   171,083        -0-         -0-      14,674      3,500
Raghavan Rajaji.........  1996   201,653    144,500      42,500       6,817(6)  57,500
 Senior Vice President,
  Treasurer and           1995A   46,923     38,709         -0-         -0-     70,000
 Chief Financial Officer  1995       -0-        -0-         -0-         -0-        -0-
John G. Guthrie.........  1996   176,653    119,000      63,000      13,583(7)  50,000
 Senior Vice President    1995A  123,249     76,978         -0-         -0-      5,500
                          1995   161,022        -0-         -0-       9,278      3,500
James E. Uren...........  1996   136,226    133,875      70,875      57,908(8)  62,500
 Senior Vice President    1995A   84,846     61,622         -0-      26,899     43,500
                          1995    96,219        -0-         -0-      14,217     15,000

--------
(1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.
(2) Bonus vests ratably over a period of three years and is not available to the individual until the later of retirement from the Company or attainment of the age of 62.
(3) Options to acquire shares of Common Stock.
(4) On December 31, 1996, Mr. Clark held 36,312 shares of restricted Common Stock granted under the 1989 Plan with a value of $749,127 based upon the last sales price of Common Stock reported on the NYSE on December 31, 1996, the last trading day of Fiscal 1996. Of these 36,312 shares of restricted stock, 10,676 shares vest, in whole or in part, within three years of the date of grant and the remaining shares of restricted stock will vest beyond three years from the date of grant. Of such 10,676 shares, 1,403 vested on January 1, 1997, 571 vested on January 3, 1997, 2,120 will vest on April 1, 1997, 514 shares will vest on May 17, 1997, 2,120 will vest on April 1, 1998, 1,403 will vest on January 1, 1998, 571 will vest on January 3,

   1998, 1,403 will best on January 1, 1999, and 571 will vest on January 3, 1999. Dividends, if any, paid in respect of Common Stock will be paid in respect of Common Stock held as restricted stock.
(5) On December 31, 1996, Mr. Bassett did not hold any shares of restricted Common Stock. Mr. Bassett retired from the Company on January 3, 1997.
(6) On December 31, 1996, Mr. Rajaji held 401 shares of restricted Common Stock granted under the 1989 Plan with a value of $8,273 based upon the last sales price of Common Stock reported on the NYSE December 31, 1996, the last trading day of Fiscal 1996. Of these 401 shares of restricted stock, 133 shares vested on January 3, 1997, 134 shares will vest on January 3, 1998, and 134 shares will vest on January 3, 1999. Dividends, if any, paid in respect of Common Stock will be paid in respect of Common Stock held as restricted stock.
(7) On December 31, 1996, Mr. Guthrie held 938 shares of restricted Common Stock granted under the 1989 Plan with a value of $19,351 based upon the last sales price of Common Stock reported on the NYSE on December 31, 1996, the last trading day of Fiscal 1996. Of these 938 shares of restricted stock, 266 shares vested on January 3, 1997, 139 shares will vest on April 1, 1997, 266 will vest on January 3, 1998, and 267 will vest on January 3, 1999. Dividends, if any, paid in respect of Common Stock will be paid in respect of Common Stock held as restricted stock.
(8) On December 31, 1996, Mr. Uren held 4,256 shares of restricted Common Stock granted under the 1989 Plan with a value of $87,801 based upon the last sales price of Common Stock reported on the NYSE on December 31, 1996, the last trading day of Fiscal 1996. Of these 4,256 shares of restricted stock, 1,271 shares vested on January 1, 1997, 213 vested on January 3, 1997, 213 will vest on April 1, 1997, 861 will vest on June 30, 1997, 1,272 will vest on January 1, 1997, 213 will vest on January 3, 1998, and 213 will vest on January 3, 1999. Dividends, if any, paid in respect of Common Stock will be paid in respect of Common Stock held as restricted stock.

OPTION GRANTS IN FISCAL 1996

  The following table sets forth information related to options granted to the named executive officers during Fiscal 1996.

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF
                                                                                      STOCK PRICE
                                                                                     APPRECIATION
                               INDIVIDUAL GRANTS                                  FOR OPTION TERM(1)
-------------------------------------------------------------------------------- ---------------------
                                  PERCENT OF TOTAL
                         OPTIONS OPTIONS GRANTED TO EXERCISE OR
                         GRANTED    EMPLOYEES IN    BASE PRICE     EXPIRATION
          NAME           (#)(2)    FISCAL YEAR(%)    ($/SH)(3)        DATE        5% ($)     10% ($)
          ----           ------- ------------------ ----------- ---------------- --------- -----------
Grahame N. Clark, Jr.... 100,000      14.2348          21.75    October 22, 2002   739,708   1,678,145
William E. Bassett......  25,000       3.5586          20.25    December 3, 2006   318,378     806,832
Raghavan Rajaji.........   2,500       0.3558          22.50    May 22, 2002        19,130      43,400
                          55,000       7.8291          21.75    October 22, 2002   406,839     922,980
John G. Guthrie.........  50,000       7.1173          21.75    October 22, 2002   369,854     839,073
James E. Uren...........   2,500        .3558          22.50    May 22, 2002        19,130      43,400
                          60,000       8.5409          21.75    October 22, 2002   443,825   1,006,887

--------
(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of the Common Stock over the term of the options. These amounts do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability, or vesting periods of up to five years. These amounts represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.
(2) Options to acquire shares of Common Stock, which were granted on May 22, 1996, October 22, 1996, and December 3, 1996, under the 1989 Plan will vest ratably over five years beginning one year after the date of grant with the exception of Mr. Bassett's option, which will vest over a period of seven years from date of grant.
(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in Cash, or a combination of either of the foregoing, as approved by the Option Committee in its discretion.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information related to the number of options exercised in Fiscal 1996 and the value realized by the named executive officers. Further, the table provides information related to the number and value of options held by the named executive officer at the end of Fiscal 1996.

                                                                                         VALUE OF UNEXERCISED
                           SHARES                    NUMBER OF UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                          ACQUIRED                        AT FISCAL YEAR-END             AT FISCAL YEAR-END(1)
                             ON          VALUE      ------------------------------- -------------------------------
          NAME           EXERCISE(#) REALIZED($)(2) EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
          ----           ----------  -------------- -------------- ---------------- -------------- ----------------
Grahame N. Clark, Jr....   44,250       679,665        128,200         232,800         528,570         255,280
William E. Bassett......   19,800       338,184         55,500          61,000         283,611          82,704
Raghavan Rajaji.........      -0-           -0-         14,000         113,500           9,900          39,600
John G. Guthrie.........    3,690        55,399         12,900          64,100          16,808          32,537
James E. Uren...........    1,948        28,920         29,100         119,900          45,469          96,486

--------
(1) The last sales price of Common Stock as reported on the NYSE on December 31, 1996, the last trading day of Fiscal 1996, was $20.63. Value is calculated on the basis of the remainder of $20.63 minus the exercise price multiplied by the number of shares of Common Stock underlying the option.

(2) Value is calculated based on the remainder of the closing market price of Common Stock on the date of the exercise minus the exercise price multiplied by the number of shares to which the exercise relates.

COMPENSATION OF DIRECTORS

  Each director who is not an employee of the Company is entitled to receive compensation in the amount of $20,000 per year plus a fee of $1,000 for each day on which he attends a meeting of the Board or a meeting of a committee of the Board, if the committee meeting is not held on the same day as a Board meeting.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements (the "Agreements") with Grahame N. Clark, Jr., Norton A. Stuart, Jr., Tod V. Mongan, and Raghavan Rajaji. Each of the Agreements provides for the payment of base salary amounts and the participation in any employee benefit or bonus plan or arrangement made available by the Company on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. The term of Mr. Stuart's Agreement is five years from May 28, 1992. The Agreements for Messrs. Clark and Mongan expire on November 7, 2000 and Mr. Rajaji's Agreement expires on September 27, 2000.

  Upon the death of an executive during the term of that executive's Agreement, the Company is obligated to pay the executive's base salary for a period of months (not to exceed twelve months) determined by multiplying two times the number of complete twelve-month periods of employment of the executive with the Company. Each Agreement provides that if the executive's employment is terminated (whether such termination is by the executive or by the Company) within three years after a Triggering Event (which, generally speaking, is defined in the Agreement as a change in control of the Company) for any reason other than (i) termination by the Company for cause (as defined in the Agreement),
(ii) the executive having reached the age of 65, or (iii) the executive's death, the Company is obligated to make a lump sum cash payment equal to 2.99 times the average of the executive's annualized includable compensation (as defined in the Agreement) received from the Company during the period consisting of the five full taxable years ending immediately preceding the Triggering Event. The Company is obligated to transfer to an irrevocable trust upon the occurrence of a Triggering Event, or as soon thereafter as the Company knows of the Triggering Event, the amount of cash that the Company would be obligated to pay under the Agreement if such executive's employment were terminated on that date.

COMPENSATION COMMITTEE AND OPTION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

  During Fiscal 1996, the Compensation Committee was composed of Michael E. Faherty, Paul J. Ferri, Rawles Fulgham, Thomas G. Kamp, A.A. Meitz, and Michael A. Stone and the Option Committee was composed of Michael E. Faherty, Paul J. Ferri, Rawles Fulgham, Thomas G. Kamp, A.A. Meitz, Michael A. Stone, and Merle J. Volding. See "Election of Directors" and "Meetings and Committees of the Board." No member of the Compensation Committee or the Option Committee is an officer of the Company. No member of the Compensation Committee or the Option Committee was formerly an officer of the Company except for Mr. Volding, a member of the Option Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the Company's long-term success is best achieved through recruitment and retention of the best people in the industry. The Compensation Committee applies this philosophy in determining compensation for the Company's executive officers in three areas: salary; bonuses; and stock options and awards.

  Base Salary. The Company strives to offer salaries to its executive officers which are competitive in its industry for similar positions requiring similar qualifications. In determining executive officers' salaries, the Compensation Committee considers information provided by Hewitt Associates and from published salary surveys specific to the Company's industry, size, and geographic location.

  The executive officers' base salaries are targeted at slightly below the median as indicated in the salary surveys. Base salaries are reviewed bi-annually to determine if adjustments are necessary based upon competitive practices and economic conditions. In addition, executive officers' salaries are periodically adjusted based on individual performance and changes in job content and responsibilities.

  The Compensation Committee evaluates the performance and sets the salary of the Company's Chairman, President and Chief Executive Officer, Grahame N. Clark, Jr. Mr. Clark does not participate in any discussions of the Compensation Committee regarding his salary or performance. Mr. Clark evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and acted upon by the Compensation Committee. Performance evaluations for individual executive officers are based on achievement of predetermined individual goals. For Mr. Clark, these goals are set by the Compensation Committee, and for all other officers, these goals are set by Mr. Clark.

  Bonuses. The Company seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to the Company. For this reason, the Compensation Committee administers a bonus plan, which can comprise a substantial portion of the total compensation of executive officers when earned and paid. It is the intention of the Compensation Committee to weight the total compensation of the executive officers heavily in the area of incentive compensation. The Compensation Committee believes that optimal performance is encouraged through the use of incentive programs, furthering the goal of having performance compensation as an important component of total executive compensation.

  In consultation with the Chairman, the Compensation Committee determines annually the total amount of cash bonuses available for executive officers. Awards under the plan are contingent upon the performance of the Company as a whole, based upon the Company attaining certain financial and operational goals set by the Board annually in consultation with the Chairman. The target amounts of bonus available to each executive officer are set annually by the Compensation Committee with regard to Mr. Clark and by Mr. Clark, subject to review and approval by the Compensation Committee, with regard to executive officers other than Mr. Clark. In all cases the target amounts for individual officers are based upon such officer's individual goals and objectives and the goals and objectives established for the particular operating unit such officer is responsible for managing. Executive officers earn a percentage of the target amounts under the bonus plan based on the achievement of these performance goals and objectives as determined annually by the Compensation Committee and a percentage based on the Company's attainment of the pre-tax goals. Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets.

  Stock Options. The Compensation Committee believes that employee equity participation provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore recommends to the Option Committee periodic grants of stock options under the 1989 Plan. Stock options are approved by the Option Committee, based on the recommendation of the Compensation Committee, with exercise prices at the prevailing market price at date of grant. The stock options will have value only if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with the other stockholders because of the direct benefit executive officers receive through improved stock performance.

  The Compensation Committee makes recommendations to the Option Committee concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chairman. Recommendations for options are based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous option grants to such executive officers within the Company. Generally, option grants vest over five years and expire six years from date of grant. Option grants for Fiscal 1996 are set forth in the table entitled "Option Grants in Fiscal 1996."

  Restricted Stock. The Company has implemented the use of restricted stock in order to further the goal of having its executive officers maintain a "stake" in the long-term success of the Company, through equity ownership, as well as encouraging long-term employment with the Company. Restricted awards are given to executive officers in lieu of base salary increases and in lieu of a fixed percentage of the available bonus for each fiscal year.

  Each time an executive officer's base salary is increased such executive officer must take a minimum of 50% of such increase as a restricted stock award. It is such officer's option to take up to the entire amount of such increase as a restricted stock award but in no event can the percentage fall below 50%. The amount of restricted stock awarded is based on the base salary increase, the percentage to be taken in stock, the number of years remaining until such officer reaches sixty years of age, and the closing price of the Company's Common Stock on the day of the award. This restricted stock award vests in equal annual installments over the number of years remaining until such officer attains the age of sixty.

  Executive officers are required to take 15% of their annual incentive bonus, if any, in the form of a restricted stock award. The number of shares of restricted stock awarded is based upon the closing price of the Company's Common Stock on the date the incentive bonus is approved by the Compensation Committee. The restricted stock awarded to each executive officer vests over a period of three years.

  Supplemental Long-Term Performance Bonus Plan. The Company, after consultation with Hewitt Associates, has instituted a long-term bonus plan as an additional encouragement for long-term employment with the Company. The Compensation Committee determines which executive officers are eligible to participate in the plan. The bonus available for each participant is based upon their position within the Company, age, and years of service with the Company. The amount of bonus actually paid is a percentage (45%, 35%, or 25%) of the incentive bonus actually paid to the executive officer. See "Bonus" previously discussed. The bonus awarded to each executive officer vests over a period of three years and is not available to the executive officer until the later of retirement or attainment of the age of
62. If no incentive bonus is paid to the executive officer, no long-term performance bonus will be paid.

                                       COMPENSATION COMMITTEE
                                       Michael E. Faherty
                                       Paul J. Ferri
                                       Rawles Fulgham
                                       Thomas G. Kamp
                                       A.A. Meitz
                                       Michael A. Stone

PERFORMANCE GRAPH

  The following chart compares the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock during the five fiscal years ended December 31, 1996, with the yearly change in cumulative total return of the NYSE Composite Index and Standard and Poors (S&P) Computer Software and Services Industry Group Index. The comparison assumes that $100 was invested on March 29, 1992, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                      LOGO

         PROPOSAL TO AMEND THE 1989 STOCK PLAN TO INCREASE THE NUMBER
                OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

GENERAL

  On May 31, 1989, the Board of Directors of the Company adopted the BancTec, Inc. 1989 Stock Plan (the "1989 Plan"). The stockholders of the Company approved the 1989 Plan on September 6, 1989. The description in this Proxy Statement of the 1989 Plan is intended solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 1989 Plan attached hereto as Exhibit A.

THE AMENDMENT

  The proposed amendment to the 1989 Plan (the "Amendment") would increase the aggregate number of shares of Common Stock that may be issued either as restricted stock or upon the exercise of options under the 1989 Plan from 2,500,000 shares to 3,500,000 shares.

REASONS FOR THE 1989 PLAN

  The 1989 Plan is an arrangement under which certain individuals may be granted awards ("Awards") for incentive stock options, nonstatutory stock options, and restricted stock as described below. The reasons for the 1989 Plan are to incentivize officers, directors, and employees of the Company; to attract individuals with a high degree of training, experience, and ability; to provide an opportunity to such individuals to acquire a proprietary interest in the success of the Company; to increase their interest in the Company's welfare; and to encourage them to remain with the Company.

ADMINISTRATION OF THE 1989 PLAN

  The 1989 Plan is administered by the Option Committee, which consists of all nonemployee members of the Board. See "Meetings and Committees of the Board." Each member of the Option Committee is subject to a nondiscretionary formula regarding the granting of Awards under the 1989 Plan. The Option Committee is authorized to designate recipients of Awards under the 1989 Plan, to interpret and construe the provisions of the 1989 Plan and any Awards granted thereunder, and to do all things necessary or appropriate to administer the 1989 Plan in accordance with its terms.

ELIGIBILITY

  Awards may be granted under the 1989 Plan to employees of the Company, including officers and directors, and, subject to the nondiscretionary formula mentioned above, nonemployee directors of the Company. However, only employees of the Company are entitled to receive incentive stock option Awards. The Option Committee or the Chief Executive Officer of the Company, in its or his sole discretion as outlined in the 1989 Plan, determines which eligible individuals receive Awards under the 1989 Plan.

  The approximate number of individuals who are officers or employees of the Company is 3,650. The number of nonemployee directors of the Company is eight.

GRANT, TERM, AND RESTRICTIONS ON AWARDS

  Awards granted under the 1989 Plan may include incentive stock options, which are qualified under Section 422A of the Internal Revenue Code of 1986 (the "Code"), nonstatutory stock options, which are not qualified under
Section 422A of the Code, and restricted stock. Restricted stock is Common Stock that may not be disposed of or encumbered in any way until the periods of restriction on the stock have elapsed.

  Awards may be granted only by the Option Committee. In some circumstances, the Option Committee may also grant cash awards in connection with the grant of a stock Award. Any individual who receives an Award may be required to remain in the employ of the Company for a stated period of time before the stock option may be exercised or the restrictions on restricted stock lapse.

  Common Stock purchased upon exercise of incentive options cannot be disposed of until at least two years after the options are granted under the 1989 Plan and until at least one year after the option is exercised. The maximum value of incentive options that can become first exercisable in any one year can be no more than $100,000. If these limitations are not met, the options will lose their status as incentive options under Section 422A of the Code and will be treated as nonstatutory options under the 1989 Plan.

  Each Award is to be granted under an agreement (an "Agreement") between the Company and the individual receiving the Award. Each Agreement specifies the exercise periods of options and the restriction periods on restricted stock. The rights under the Agreement are not transferable by the individual receiving an Award except under the laws of descent and distribution. During the lifetime of the individual receiving an Award, only the individual or his legal representative may exercise the Award.

PURCHASE PRICE

  The purchase price for each share of Common Stock subject to an incentive option granted under the 1989 Plan may not be less than the greater of the par value of such share and 100% of the fair market value of such share on the date that the incentive option is granted. The purchase price for each share of Common Stock subject to a nonstatutory option granted under the 1989 Plan may not be less than the greater of the par value of such share or 50% of the fair market value of such share on the date that the nonstatutory option is granted. The purchase price of Common Stock may be paid by cash, check, or shares of Common Stock. Awards of restricted stock are granted without a purchase price.

  On February 28, 1997, the last sales price of Common Stock reported on the New York Stock Exchange was $25.50.

TERMINATION OF AWARDS

  Awards of incentive options granted under the 1989 Plan shall terminate with respect to any portion of the incentive option not previously exercised by an individual after six years from the date that the incentive option is granted, unless the option terminates sooner by reason of termination of employment, disability, or death. The unexercised or restricted portion of an Award shall terminate immediately if an individual's employment is terminated for misconduct. If termination of employment is voluntary, such portion of the Award shall terminate thirty days after employment terminates. If employment is terminated by the Company for reasons other than misconduct, such portion of the Award shall terminate ninety days after employment terminates. The unexercised or restricted portion of an Award will terminate twelve months after the occurrence of the disability or death of an individual.

CERTAIN TRANSACTIONS

  The 1989 Plan contains antidilution provisions applicable in the event of any change in the number of outstanding shares of Common Stock of the Company that is (i) effective without receipt of consideration by the Company, by reason of a stock dividend, stock split, or other recapitalization or merger in which the Company is the surviving entity, (ii) by reason of assumptions and conversions of outstanding Awards due to an acquisition of the Company. In any such event, appropriate adjustments will be made in the maximum number of shares which may be issued under the 1989 Plan and the number of shares under and exercise price of outstanding Awards.

  In addition, in the case of (i) a dissolution or liquidation of the Company,
(ii) a merger or consolidation of the Company in which the Company is not the surviving entity, or (iii) a transaction in which another entity becomes the owner of at least 50% of the total voting power of all classes of stock of the Company, every Award made pursuant to the 1989 Plan shall terminate. However, immediately prior to such a transaction, the holders of such Awards shall have the right to exercise all options and the restrictions applicable to the holders of restricted stock shall lapse.

AMENDMENTS

  The Board or the Option Committee may at any time, without the consent of the holders of Awards, alter, amend, revise, suspend, or discontinue the 1989 Plan, provided that such action shall not adversely affect Awards previously granted. Any amendments to the 1989 Plan that would (i) materially increase the benefits accruing to individuals participating in the 1989 Plan, or (ii) materially increase the number of shares of Common Stock subject to the 1989 Plan, or (iii) materially modify the requirements as to eligibility for participation in the 1989 Plan must be approved by the holders of a majority of shares of Common Stock represented and entitled to vote thereon at a meeting of the shareholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee who receives an incentive stock option under the 1989 Plan will ordinarily not recognize any income for federal income tax purposes as a result of the receipt or exercise of such option. However, the exercise of an incentive stock option will give rise to an increase in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the Common Stock at the time the optionee's rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture over the exercise price. The Company will not be entitled to a compensation deduction for federal income tax purposes with respect to either the grant of an incentive stock option under the 1989 Plan or the exercise of such an option by the optionee. If the optionee does not dispose of the shares of Common Stock acquired through the exercise of the incentive stock option within two years of the date of the grant of such option, and within one year after the exercise date, and if the optionee is employed by the Company (or certain related entities) from the time the option is granted until three months before its exercise, any gain or loss recognized upon the disposition will constitute a long-term capital gain or loss, and the Company will not be entitled to a deduction. If an optionee disposes of the shares prior to the expiration of such holding periods (a "disqualified disposition"), the optionee will recognize, at the time of such disposition, ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the shares subject to the option on the date of exercise or (ii) the amount realized by the optionee on the sale of such shares; any remaining gain shall be taxed as capital gain. In the event of a disqualified disposition, the Company will be entitled to a deduction in an amount equal to the income recognized by the optionee.

  If an optionee pays the exercise price of an incentive stock option solely with Common Stock, and if the shares surrendered are (i) shares not received pursuant to the exercise of an incentive stock option and not subject to a substantial risk or forfeiture or (ii) the result of the optionee's exercise of another incentive stock option, the exercise of which satisfied the above stated holding period requirements, the optionee will not recognize income and the basis and holding period of the surrendered Common Stock shall be transferred to that number of new shares equal to the number of old shares surrendered. If more shares are received than were surrendered, the additional shares' basis will be zero. If these conditions are not met, the payment of the exercise price with shares of Common Stock may be treated as a disqualified disposition or otherwise taxable disposition.

  Nonstatutory Options. The grant of a nonstatutory option under the 1989 Plan should not ordinarily be a taxable event for federal income tax purposes. Upon exercise of a nonstatutory option, the optionee will recognize ordinary income in an amount equal to the difference between the amount paid by the optionee for the shares of Common Stock and the fair market value of such shares determined on the later of (i) the date of exercise or (ii) the date on which the shares of Common Stock become transferable by the optionee or are not subject to a substantial risk of forfeiture, unless such optionee files an election to recognize income as of the date the shares are transferred to him, in which case the optionee will recognize the difference between the exercise price and the fair market value of the Common Stock on such date. If the Company withholds all amounts required to be withheld under applicable law or other authority, the Company ordinarily will be entitled to a deduction equivalent to the amount of compensation income recognized by the optionee.

  If an optionee pays the exercise price of nonstatutory options solely with Common Stock, the shares received will generally have the same basis and holding period as the Common Stock surrendered. If more shares are received than were surrendered, the additional shares will cause the optionee to recognize compensation income either at the time of transfer or when restrictions with respect to those shares lapse.

  Restricted Stock. An individual who receives an Award of restricted stock is taxed at the time that the Award is no longer subject to a substantial risk of forfeiture or becomes transferable, whichever occurs first. At such time, he will include in gross income the excess of the then fair market value of the restricted stock over the amount, if any, paid for such stock. However, the individual may elect to include the fair market value of restricted stock (determined without regard to any restriction, other than a restriction which by its terms will never lapse) in his gross income for the taxable year in which he first receives such stock by filing an election within 30 days after such receipt. The Company ordinarily will be entitled to a deduction equivalent to the amount of compensation income recognized by the optionee.

VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1989 PLAN

  To be approved by the stockholders, the Amendment must receive the approval of stockholders holding at least a majority of the outstanding shares of Common Stock. The enclosed form of proxy provides a means for stockholders to vote for the Amendment, to vote against the Amendment, or to abstain from voting with respect to the Amendment. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted "FOR" the Amendment.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT. SINCE THE AMENDMENT WILL INCREASE THE NUMBER OF OPTIONS AND AWARDS OF RESTRICTED STOCK THAT MAY BE GRANTED TO ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY, EACH OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY HAS AN INTEREST IN, AND MAY BENEFIT FROM, THE ADOPTION OF THE AMENDMENT.

                             CERTAIN STOCKHOLDERS

  The following table sets forth certain information as of March 20, 1997, regarding the ownership of Common Stock of: (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group. Included in the "Number of Shares of Common Stock" are shares attributable to options that are exercisable as of, or will be exercisable within 60 days after, March 20, 1997.

                                                           NUMBER OF PERCENT OF
                                                           SHARES OF OUTSTANDING
                                                            COMMON     COMMON
     NAME OF BENEFICIAL OWNER(1)                             STOCK      STOCK
     ---------------------------                           --------- -----------
     FMR Corp.(2)......................................... 2,322,448    11.0%
      82 Devonshire Street
      Boston, Massachusetts 02109
     Pioneering Management Corp.(3)....................... 1,604,600     7.6%
      60 State Street
      Boston, Massachusetts 02109
     Grahame N. Clark, Jr.(4).............................   258,474     1.2%
     Norton A. Stuart, Jr.(5).............................   102,291       *
     William E. Bassett(6)................................    90,683       *
     Merle J. Volding(7)..................................    88,529       *
     Michael E. Faherty(8)................................    84,042       *
     Michael A. Stone(9)..................................    68,250       *
     Rawles Fulgham(10)...................................    69,000       *
     Paul J. Ferri(11)....................................    53,250       *
     James E. Uren(12)....................................    40,776       *
     Thomas G. Kamp(13)...................................    39,750       *
     John G. Guthrie(14)..................................    17,399       *
     Raghavan Rajaji(15)..................................    16,101       *
     A.A. Meitz(16).......................................     3,950       *
     All executive officers and directors as
      a group (17 persons)(17)............................ 1,180,900     5.6%

--------
*  Less than one percent.
(1) Except as otherwise indicated, each stockholder has sole investment and sole voting power with respect to the shares of Common Stock shown.
(2) As of March 8, 1996, FMR Corp. beneficially owned 2,322,448 shares of the Common Stock of the Company. This number includes 2,037,900 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as a result of acting as sub-advisor to Fidelity American Special Situations Trust ("FASST"), and 284,548 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager of the institutional account(s).
(3) As of January 21, 1997, Pioneering Management Corporation has sole voting power for 1,604,600 shares, sole dispositive power for 50,000 shares, and shared dispositive power for 1,554,600 shares of Common Stock of the Company. Pioneering Management Corporation serves as investment advisor to investment companies that beneficially own these shares.

(4) Includes 156,200 shares that Mr. Clark may acquire pursuant to stock options and 34,338 shares of unreleased restricted stock.
(5) Includes 67,535 shares that Mr. Stuart may acquire pursuant to stock options and 291 shares of unreleased restricted stock.
(6) Includes 66,700 shares that Mr. Bassett may acquire pursuant to stock options.
(7) Includes 55,702 shares that Mr. Volding may acquire pursuant to stock options.
(8) Includes 42,000 shares that Mr. Faherty may acquire pursuant to stock options.
(9) Includes 42,000 shares that Mr. Stone may acquire pursuant to stock options.
(10) Includes 42,000 shares that Mr. Fulgham may acquire pursuant to stock options.
(11) Includes 42,000 shares that Mr. Ferri may acquire pursuant to stock options.
(12) Includes 32,100 shares that Mr. Uren may acquire pursuant to stock options and 3,884 shares of unreleased restricted stock.
(13) Includes 31,000 shares that Mr. Kamp may acquire pursuant to stock options.
(14) Includes 13,600 shares that Mr. Guthrie may acquire pursuant to stock options and 1,660 shares of unreleased restricted stock.
(15) Includes 14,000 shares that Mr. Rajaji may acquire pursuant to stock options and 1,468 shares of unreleased restricted stock.
(16) Includes 1,000 shares that Mr. Meitz may acquire pursuant to stock options.
(17) Also includes 760,187 shares subject to stock options and 87,447 shares of unreleased restricted stock.

                             STOCKHOLDER PROPOSALS

  Any stockholder of the Company desiring to present a proposal for action at the Annual Meeting of Stockholders to be held in 1998 must deliver the proposal to the executive offices of the Company by no later than January 1, 1998, unless the Company notifies the stockholders otherwise.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board, upon the recommendation of the Audit Committee, has selected Arthur Andersen & Co. to act as independent auditors for the fiscal year ending in December 1997.

  Arthur Andersen & Co. has advised the Company that it will have a representative in attendance at the Meeting with the opportunity to make a statement, if such representative desires to do so, and to respond to appropriate questions presented at the Meeting.

                                 OTHER MATTERS

  The Board does not intend to bring any other matters before the Meeting and does not know of any matters which will be brought before the Meeting by others. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                       By Order of the Board of Directors

                                       Tod V. Mongan
                                       Secretary

Dallas, Texas
April 14, 1997

                                 BANCTEC, INC.

                                1989 STOCK PLAN

                           SCOPE AND PURPOSE OF PLAN

  This BancTec, Inc. 1989 Stock Plan (the "Plan") provides for the granting of:

    (a) Incentive Options (hereinafter defined) to certain key employees of BancTec, Inc., a Delaware corporation (the "Corporation"), or of its Affiliates (hereinafter defined), and

    (b) Nonstatutory Stock Options (hereinafter defined) to certain key employees and nonemployee directors of the Corporation or of its Affiliates.

    (c) Restricted Stock (hereinafter defined) to certain key employees and nonemployee directors of the Corporation or of its Affiliates.

  The purpose of the Plan is to provide an incentive for key employees and directors of the Corporation or its Affiliates to remain in the service of the Corporation or its Affiliates, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates.

SECTION 1. DEFINITIONS.

  1.1. "Act" shall mean the Securities Exchange Act of 1934, as amended.

  1.2. "Affiliates" shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  1.3. "Agreement" shall mean the written agreement between the Corporation and a Holder evidencing the Award granted by the Corporation and the understanding of the parties with respect thereto.

  1.4. "Award" shall mean an award granted in accordance with the provisions of the Plan in the form of an Option, Restricted Stock or any combination thereof.

  1.5. "Board of Directors" shall mean the board of directors of the Corporation.

  1.6. "Code" shall mean the Internal Revenue Code of 1986, as amended.

  1.7. "Committee" shall mean the committee appointed pursuant to Section 3 hereof by the Board of Directors to administer this Plan.

  1.8. "Eligible Individuals" shall mean (a) key employees, including officers and directors who are also employees of the Corporation or of any of its Affiliates and (b) nonemployee directors of the Corporation or of any of its Affiliates. Notwithstanding the foregoing provisions of this Section 1.8, to ensure that the requirements of the third sentence of Section 3.1 are satisfied, the Board of Directors may from time to time specify individuals who shall not be eligible for the Awards or the grant of options or stock appreciation rights or allocations of stock under any other plan of the Corporation or its affiliates (as such terms are used in subsection (d)(3) of Rule 16b-3 promulgated under the Act); provided, however, that the Board of Directors may at any time determine that any individual who has been so excluded from eligibility shall become eligible for Awards and grants of such options or stock appreciation rights or allocations of stock under any other plans of the Corporation and its Affiliates as it may specify.

  1.9. "Fair Market Value" shall mean:

    (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

    (b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subsection 1.9(a) and sales prices therefor in the over-the-counter market shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

    (c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subsection 1.9(a) and sales prices therefor shall not be reported by the NASDAQ National Market System as provided in Subsection 1.9(b), and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

    (d) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subsection 1.9(a) and sales prices or bid and asked prices therefor shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subsection 1.9(b) or Subsection 1.9(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors.

  For purposes of valuing Incentive Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

  1.10. "Holder" shall mean an Eligible Individual to whom an Award has been granted.

  1.11. "Incentive Options" shall mean stock options that are intended to satisfy the requirements of section 422A of the Code.

  1.12. "Nonstatutory Options" shall mean stock options that do not satisfy the requirements of section 422A of the Code.

  1.13. "Options" shall mean either Incentive Options or Nonstatutory Options, or both.

  1.14. "Restricted Stock" shall mean Stock delivered under the Plan that is subject to (i) the requirements of Section 6 and (ii) such other restrictions as the Committee deems appropriate or desirable.

  1.15. "Restriction Period" shall mean the period or periods specified in the Restricted Stock Agreement of the Holder, which shall specify a period commencing on the date an Award is granted and ending on such date as the Committee shall determine.

  1.16. "Stock" shall mean the Corporation's authorized $.01 par value common stock, together with any other securities with respect to which Options granted hereunder may become exercisable.

SECTION 2. STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN.

  2.1. Description of Stock and Maximum Shares Allocated. Both Restricted Stock and Stock which Options granted hereunder give a Holder the right to purchase may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

  Subject to the adjustments in Section 7.6 hereof, the aggregate number of
(i) shares of Restricted Stock that may be the subject of an Award hereunder and (ii) shares of Stock that may be issued pursuant to the exercise of all Options granted hereunder shall not exceed 2,500,000 shares of BancTec, Inc. Stock.

  2.2. Restoration of Unpurchased Shares. If an Award hereunder expires or terminates for any reason during the term of this Plan and prior to the completion of the Restriction Period or exercise of an Option in full or if all of the shares of Stock subject to an Award have not for any other reason been issued pursuant to the Award, the shares of Stock subject to but not issued or otherwise used under such Award shall be "restored" to the Plan by again being available for Awards granted after the shares' restoration.

  2.3. Maximum Number of Shares and Awards that May Be Granted to Committee Members. Notwithstanding any other provision in the Plan or any Agreement, other than the provisions of Subsection 3.1(a) concerning "disinterested persons," the maximum number of shares that any Committee member who is not a disinterested person (as specified in Section 3) may acquire hereunder pursuant to an Award to any Committee member who is not a disinterested person is 200,000 shares. In addition, the maximum period that may be specified in the Agreement of a Committee member who is not a disinterested person within which an Option or Award granted hereunder may be exercised is ten (10) years.

  2.4. Issuance of Stock in Name of Holder. Upon issuance of Stock to any Holder pursuant to the terms of this Plan and any Holder's Agreement, such Stock shall only be issued into the name of the Holder or his legal representative.

SECTION 3. ADMINISTRATION OF THE PLAN.

  3.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of all non-employee members of the Board of Directors. In the event that the Stock is registered under Section 12 of the Act, all members of the Committee shall be "disinterested persons," as defined in Rule 16b-3 promulgated under the Act, and shall be subject to the following limitations:

    (a) Except for awards granted pursuant to Section 3.1(b), members of the Committee shall not be eligible to receive stock options, stock appreciation rights, or an allocation of stock under any plan of the Corporation or its Affiliates (as such terms are used in Rule 16b-3) while they are serving as members of the Committee, and they must not have received such options, stock appreciation rights, or an allocation of stock under any plan of the Corporation or its Affiliates within one year prior to their appointment to the Committee.

    (b) Options shall be granted to each current and future member of the Committee as follows:

      1. An Option to purchase 5,000 shares of Stock will be granted to current members of the Committee and to future members of the Committee upon appointment and participation as a member thereof. Said Option may be exercised with respect to 20 percent of said Stock on each of the first five anniversaries of the date of such grant. This grant shall be effective as of the first meeting of the Committee at which such member shall attend in person and vote; provided, however, that for those persons who are members of the Committee at the date the stockholders of the Corporation approve this section, this grant shall be effective as of the first meeting of the Board of Directors in the calendar year following the date of such approval by the stockholders.

      2. For each person who is a member of the Committee both before and after the regular annual meeting of stockholders of the Corporation each year (beginning with the annual meeting in 1992), an Option to purchase 5,000 shares of Stock will be granted. Said Option may be exercised with respect to 20 percent of said Stock on each of the first five anniversaries of the date of such grant. The grant shall be effective as of the first meeting of the Board of Directors in each calendar year following each such annual meeting of stockholders.

      3. The Options granted pursuant to this section shall be exercisable at 100 percent of Fair Market Value at the effective date of the grant.

      4. The number of shares exercisable hereunder and exercise prices shall be adjusted according to the provisions of Section 7 and any other relevant provisions hereof.

      5. These provisions may not be amended more than once every six months, other than to comport with changes in the Code, the Act, or the regulations thereunder.

  3.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

  3.3 Meetings and Actions of Committee. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.

  3.4 Committee's Powers. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including, but not limited to provisions defining or otherwise relating to (i) subject to Section 7 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the extent to which the transferability of shares of Restricted Stock shall be restricted, (iv) the restrictions that shall be placed upon Restricted Stock at the time of its Award, (v) the effect of termination of employment upon the exercisability of the Options and the termination of the Restriction Period with respect to Restricted Stock, and (vi) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service);
(c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the respective Agreements and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section 3.4, and such determinations shall be final, binding and conclusive.

SECTION 4.  ELIGIBILITY AND PARTICIPATION.

  4.1. Eligible Individuals. Awards may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof.

  Notwithstanding any provision contained herein to the contrary, a person shall not be eligible to receive an Incentive Option hereunder unless he is an employee of the Corporation or an Affiliate, nor shall a person be eligible to receive an Incentive Option hereunder if he, at the time such Option is granted, would own (within the meaning of sections 422A and 425 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of an Affiliate, unless at the time such Incentive Option is granted, (i) the exercise price per share of Stock is at least one hundred and ten percent

(110%) of the Fair Market Value of each share of Stock to which the Incentive Option relates and (ii) the Incentive Option is not exercisable after the expiration of five (5) years from the date it is granted.

  4.2. No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option or to receive an Award.

SECTION 5. GRANT OF AWARDS AND CERTAIN TERMS OF THE AGREEMENTS.

  Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Awards hereunder from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each such Award and shall authorize and cause the Corporation to grant Awards in accordance with such determinations.

  The date on which the Committee completes all action constituting an offer of an Award to an individual, including the specification of the number of shares of Stock to be subject to the Award, shall be the date on which the Award covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall not be deemed made until the Committee has communicated the grant thereof to the potential Holder. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution of the Agreement by the Corporation and the Holder.

  Each Award granted hereunder shall be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Award is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Award may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder. In the event an Eligible Individual is granted any combination of one or more Incentive Options, one or more Nonstatutory Options and one or more grants of Restricted Stock, such grants shall be evidenced by separate Agreements, one for each of the Incentive Option grants, one for each of the Nonstatutory Option grants and one for each of the Restricted Stock awards.

  Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award granted hereunder or otherwise, and such restrictions on the transferability of shares of the Stock acquired pursuant to an Award granted hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Agreement or a subsequent holder of the shares of Stock who is bound by such Agreement.

  In addition, the Committee may grant cash awards payable in connection with the exercise of an Award the terms and conditions of such awards to be such as the Committee in its sole discretion deems appropriate; provided, however, that no such cash award shall be effective unless it can comply and does comply with any applicable requirements for exemption from liability pursuant to Rule 16b-3 promulgated under the Act.

  Notwithstanding the foregoing provisions of this Section 5, the Chief Executive Officer of the Corporation may, from time to time, at his sole discretion but subject to the following provisions of this Section 5, grant Awards to individuals who are not at the time of grant individuals subject to liability under section 16(b) of the Act. The total number of shares of the Restricted Stock or other Stock, as appropriate, that shall at any time be subject to grant pursuant to the immediately preceding sentence shall be specified from time to time by resolution of the Board of Directors, and such number of shares shall be included within the number of shares stated in

Section 2.1. The Board of Directors may further limit the authority of the Chief Executive Officer to grant Awards and may prescribe some or all of the terms of any such Awards to such extent as the Board of Directors deems appropriate.

SECTION 6. RESTRICTED STOCK.
  6.1. Methods of Acquisition. Restricted Stock may be received by an Eligible Individual either as an Award or as the result of an exercise of an Option. Restricted Stock shall be subject to a Restriction Period, after which restrictions will lapse.

  6.2. Restrictions on Disposal. Except as otherwise provided in this Section 6 and Section 7 of the Plan, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

  6.3. Custody of Stock During Restriction Period. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of receipt of any Restricted Stock that the Eligible Individual shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

  6.4. Limited Exchange of Restricted Stock. Nothing in this Section 6 shall preclude a Eligible Individual from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted, but only to the extent such exchanges are permitted under the terms of the Plan or his Agreement at the time of the exchange.

SECTION 7. TERMS AND CONDITIONS OF AWARDS.

  All Awards granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

  7.1. Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.

  7.2. Option Exercise Price. Each Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to an Incentive Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the date of the grant of the Option. The exercise price per share of Stock subject to a Nonstatutory Option shall not be less than fifty percent (50%) of the Fair Market Value per share of the Stock on the date of the grant of the Option.

  7.3. Medium and Time of Payment, Method of Exercise, and Withholding
Taxes. The exercise price of an Option shall be payable upon the exercise of the Option (i) in cash (ii) by check payable to the order of the Corporation,
(iii) with the consent of the Committee, with shares of Stock of the Corporation owned by the Holder, including a multiple series of exchanges of such Stock, or (iv) by a combination of cash and such shares.

  Exercise of an Option shall not be effective until the Corporation has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Award.

  The Committee may, in its discretion, require a Holder to pay to the Corporation at the time of exercise of an Option or portion thereof or the lapse of a Restriction Period, as applicable, the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option or lapse of a Restriction Period does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Corporation may, in its discretion, require a Holder to place unrestricted shares of Stock, which may be the shares received upon exercise of the Option or released by the lapse of the Restriction Period, in escrow for the benefit of the Corporation until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Holder as a result of the exercise of an Option, the disposition of shares of Stock acquired pursuant thereto or the lapse of the Restriction Period. At such later time, the Corporation, in its discretion, may require a Holder to pay to the Corporation the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option, the disposition of shares of Stock or the lapse of the Restriction Period. Upon receipt of such payment by the Corporation, such shares of Stock shall be released from escrow to the Holder.

  7.4. Term, Time of Exercise, and Transferability of Awards and Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an Award, the rights of a Holder under an Award shall be exercisable during a Holder's lifetime only by him or by his guardian or legal representative. Each Award shall also be subject to the following terms and conditions:

    (a) Termination of Employment or Directorship. The provisions of this
  Section 7.4(a) shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because the Holder voluntarily terminates employment with such group of employers and the Holder does not remain or thereupon become a director of the Corporation or one or more of its Affiliates, or if a Holder voluntarily ceases to be a director of at least one of the corporations in the group of corporations consisting of the Corporation and its Affiliates and the Holder does not remain or thereupon become an employee of the Corporation or one or more of it's Affiliates, the Holder shall have the right for thirty (30) days after such termination or cessation to exercise the Option with respect to that portion thereof that has become exercisable and, with respect to Restricted Stock, receive an additional thirty (30) days for restrictions on such Restricted Stock to lapse pursuant to the Holder's Agreement as of the date of the Holder's termination of employment or cessation of directorship, whichever occurs latest, and thereafter (i) that portion of the Option shall terminate and cease to be exercisable and (ii) the shares of Restricted Stock with respect to which the restrictions applicable to such Restricted Stock have not lapsed shall revert to the Corporation.

  If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because any of such entities terminates the Holder's employment for misconduct, (i) the portion, if any, of an Award or Option that remains unexercised, including that portion, if any, that pursuant to the Agreement is not yet exercisable, at the time of the Holder's termination of employment, shall terminate and cease to be exercisable as of such time and (ii) the shares of Restricted Stock with respect to which the restrictions applicable to such Restricted Stock have not lapsed shall revert to the Corporation. "Misconduct" shall be as defined in the Corporation's Personnel Policy and Procedures Manual.

  If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because one or more of such entities terminates the employment of the Holder, but not for misconduct, and the Holder does not remain or thereupon become a director of the Corporation or one or more of it's Affiliates, the Holder shall have the right for ninety (90) days after such termination or cessation to exercise the Option with respect to that portion thereof that has become exercisable and, with respect to Restricted Stock, receive an additional ninety (90) days for restrictions on such Restricted Stock to lapse pursuant to the Holder's Agreement as of the date of the Holder's termination of employment or cessation of directorship, whichever occurs latest, and thereafter (i) that portion of the Option shall terminate and cease to be exercisable and (ii) the shares of Restricted Stock with respect to which the restrictions applicable to such Restricted Stock have not lapsed shall revert to the Corporation.

  That portion of an Option which is not exercisable on the date of termination of employment or cessation of directorship shall terminate and be forfeited to the Corporation on the date of such termination or cessation.

    (b) Disability. The provisions of this Section 7.4(b) shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates by reason of disability (as defined in section 22(e)(3) of the Code) and does not remain or thereupon become a director of the Corporation or one or more of its Affiliates, or if the Holder is only a director and ceases by reason of such disability to be a director of at least one of the corporations in the group of corporations consisting of the Corporation and its Affiliates, the Holder shall have the right for twelve (12) months after the date of termination of employment with or cessation of directorship of such group of employers by reason of disability, whichever occurs latest, to exercise an Option to the extent such Option is exercisable and, with respect to Restricted Stock, receive an additional twelve (12) months for restrictions on such Restricted Stock to lapse pursuant to the terms of the Holder's Agreement on the date of his termination of employment or cessation of directorship, and thereafter (i) the Option shall terminate and cease to be exercisable and (ii) the shares of Restricted Stock with respect to which the restrictions applicable to such Restricted Stock have not lapsed shall revert to the Corporation.

    (c) Death. The provisions of this Section 7.4(c) shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder dies while in the employ of the Corporation or an Affiliate or dies while a director of the Corporation or an Affiliate, an Option shall be exercisable by the Holder's legal representatives, heirs, legatees, or distributees for twelve (12) months following the date of the Holder's death to the extent such Option is exercisable and, with respect to Restricted Stock, receive an additional twelve (12) months for restrictions on such Restricted Stock to lapse pursuant to the Holder's Agreement on the Holder's date of death, and thereafter (i) the Option shall terminate and cease to be exercisable and (ii) the shares of Restricted Stock with respect to which the restrictions applicable to such Restricted Stock have not lapsed shall revert to the Corporation.

  Notwithstanding any other provision of this Plan, including the provisions of items (a), (b), and (c) of this Section 7.4, no Incentive Option shall be exercisable after the expiration of the later of six (6) years from the date it is granted, or the period specified in Section 4.1, if applicable.

  The Committee shall have authority to prescribe in any Option Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Award or Option.

  Within a reasonable time or such time as may be permitted by law after (i) the Corporation receives written notice that the Holder has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased or (ii) the Restriction Period with respect to a Holder's Restricted Stock has lapsed, the Corporation shall deliver a certificate representing such shares and pay any other amounts payable in consequence of such exercise. In the event that a Holder is entitled to receive shares due to his exercise of any combination of an Incentive Option, or portion thereof, or a Nonstatutory Stock Option, or a portion thereof and the lapse of a Restriction Period, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Option one for the Stock subject to the Award or Nonstatutory Stock Option, and one for the released Restricted Stock. The number of the shares of Stock transferrable due to an exercise of an Option or the lapse of a Restriction Period under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement. However, this number of such shares of Stock which are transferrable may increase due to the occurrence of certain events which are fully described in Section 7.6.

  Nothing herein or in any Award granted hereunder shall require the Corporation to issue any shares pursuant to such Award if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of receipt of shares pursuant to an Award, the Corporation may, as a condition precedent, require from the Holder of the Award (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired pursuant to such Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect.

  7.5. Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. Except as is otherwise provided in the second paragraph of Section 7.6 hereof, with respect to any Incentive Option granted under this Plan, the sum of:

    (a) the aggregate Fair Market Value of shares of Stock subject to such Incentive Option that first become purchasable in a calendar year under such Incentive Option, and

    (b) the aggregate Fair Market Value of shares of Stock or stock of any Affiliate (or a predecessor of the Corporation or an Affiliate) subject to any other incentive stock option (within the meaning of section 422A of the Code) of the Corporation or its Affiliates (or a predecessor corporation of any such corporation), that first become purchasable in a calendar year under such incentive stock option may not (with respect to any Holder) exceed $100,000 or such other amount as may be specified by section 422A of the Code, with such Fair Market Value to be determined as of the date the Incentive Option or such other incentive stock option is granted.

  For purposes of this Section 7.5, "predecessor corporation" means (i) a corporation that was a party to a transaction described in section 425(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Corporation, (ii) a corporation which, at the time the new incentive stock option (within the meaning of section 422A of the Code) is granted, is an Affiliate of the Corporation or a predecessor corporation of any such corporations, or (iii) a predecessor corporation of any such corporations.

7.6. Adjustments Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock

    (a) effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation,

    (b) by reason of a spin-off to the shareholders of a part of the Corporation into a separate entity, or

    (c) by reason of assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity,

  (1) the aggregate number and class of the reserved shares, (2) the number and class of shares subject to each outstanding Award and (3) the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Award shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Section 7.6.

  The following provisions of this Section 7.6 shall apply unless a Holder's Agreement provides otherwise. The occurrence of:

    (a) a dissolution or liquidation of the Corporation,

    (b) a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Corporation and their proportionate interests therein immediately prior to the transaction),

    (c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation shall cause every Award then outstanding to terminate, but (i) the Holders of each such then outstanding Options shall, in any event, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise such Options, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to a Holder's Agreement if (and only if) such Options have not at that time expired or been terminated and
(ii) the restrictions applicable to the Holders of Restricted Stock pursuant to every such terminating award shall lapse immediately prior to such dissolution, liquidation, merger, consolidation, or transaction without regard to the determination as to the periods and installments of vesting of Restricted Stock made pursuant to a Holder's Agreement if (and only if) such Restricted Stock has not at that time otherwise reverted to the Corporation.

  7.7. Rights as a Shareholder. A Holder shall have no right as a shareholder with respect to any shares covered by his Award until a certificate representing such shares is issued and delivered to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7.6 hereof.

  7.8. Modification, Extension and Renewal of Awards. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, or accept the surrender of Awards outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Awards hereunder in substitution therefor (to the extent not theretofore exercised). The Committee may not, however, without the consent of the Holder, modify any outstanding Awards so as to specify a higher or lower exercise price as to Options or accept the surrender of outstanding Incentive Options and authorize the granting of new Awards in substitution therefor specifying a higher or lower exercise price. In addition, no modification of an Award granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted hereunder to such Holder under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of section 422A of the Code.

  7.9. Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

  7.10. Obligation to Exercise. The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.

  7.11. Agreement Provisions. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon (i) the exercise of an Option and the retention or transfer of shares thereby acquired and (ii) Restricted Stock and the lapse of the Restriction Period) as the Committee shall deem advisable. Each Option Agreement shall identify the Option evidenced thereby as an Incentive Option or a Nonstatutory Option, as the case may be, and no Agreement shall cover both an Incentive Option and a Nonstatutory Option or both either type of Option and Restricted Stock. Each Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in section 422A of the Code.

  7.12. Non-Transferability of Award. An Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution. The Holder may not make any disposition of an Award or any interest therein. As used in this Plan, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Holder's lifetime or upon or after his death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Section 7.12 shall be void and ineffective for all purposes.

SECTION 8. REMEDIES.

  8.1. Remedies. The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

  8.2. Specific Performance. The Corporation shall be entitled to enforce the terms and provisions of this Section 8, including the remedy of specific performance, in Dallas, Dallas County, Texas.

SECTION 9. DURATION OF PLAN.

  No Incentive Options may be granted hereunder after the date that is ten
(10) years from the earlier of (i) the date the Plan is adopted by the Board of Directors or (ii) the date the Plan is approved by the shareholders of the Corporation.

SECTION 10. AMENDMENT OF PLAN.

  The Board of Directors may, insofar as permitted by law, with respect to any shares at the time that are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of the Corporation, no such revision or amendment shall (i) cause the Plan to no longer comply with the requirements of Section 16(b) of the Act, any rule promulgated thereunder, any successor statute or rule or other such regulatory requirements, or in any manner cause Incentive Options issued under it to fail to satisfy the requirements applicable to incentive stock options as defined in section 422A of the Code.

SECTION 11. GENERAL.

  11.1. Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Awards and Options shall be used for general corporate purposes.

  11.2. Right of the Corporation and Affiliates to Terminate
Employment. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his employment any time.

  11.3. No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable, even if negligent, for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

  11.4. Information Confidential. As partial consideration for the granting of each Award hereunder, the Agreement may, in the Committee's sole and absolute discretion, provide that the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach in determining whether to recommend the grant of any future Award to such Holder as a factor militating against the advisability of granting any such future Award to such individual.

  11.5. Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

  11.6 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

  11.7. No Guarantee of Interests. The Committee, the Board of Directors and the Corporation, individually and collectively, do not guarantee the Stock of the Corporation from loss or depreciation.

  11.8. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its rights hereunder.

  11.9. Corporation Records. Records of the Corporation or its Affiliates regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

  11.10. Information. The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

  11.11. No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

  11.12 Corporation Action. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

  11.13. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

  11.14. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Section. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

  11.15. Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

  11.16. Successors. The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees and distributees upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

  11.17. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

  11.18. Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

  11.19. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 12. APPROVAL OF SHAREHOLDERS.

  The Plan shall take effect on the date it is approved by the shareholders of the Corporation. If this Plan is not approved by the holders of a majority of the outstanding shares of equity securities of the Corporation having voting rights within the period beginning on the date the Board of Directors adopts the Plan and ending twelve (12) months after the date the Plan is adopted by the Board of Directors, none of the Options granted hereunder shall constitute Incentive Options; and in the event that the Plan is not so approved on or before the first annual meeting of stockholders of the Corporation following the date the Board of Directors adopts the Plan, if any Awards or Options are granted under the Plan before the date such stockholders do approve the Plan to individuals subject to suit under Section 16b of the Act at the time of grant, such Awards or Options shall be null, void, and of no force and effect as of their grant date. If subsequent to the adoption of this Plan, the rules and regulations promulgated under the Act associated with the beneficial treatment of certain events under Section 16(b) of the Act are amended so as to remove a requirement for shareholder approval listed in this Section 12 or in Section 10, and the Code does not require shareholder approval, that requirement for shareholder approval in this Section 12 and Section 10 shall be automatically deleted from this Plan.

                                 BANCTEC, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
          THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22,1997

  The undersigned hereby appoints Grahame N. Clark, Jr. and Raghavan Rajaji as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of BancTec, Inc. held of record by the undersigned on April 7, 1997, at the Annual Meeting of Stockholders to be held on May 22,1997, at 10:00 a.m., Dallas, Texas time, at the Texas Commerce Bank Tower, Fourth Floor Boardroom, 2200 Ross Avenue, Dallas, Texas, and at any adjournment(s) thereof. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement in connection therewith, each dated April 14, 1997, is hereby acknowledged. The undersigned hereby revokes any proxies heretofore given.


  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR GRANTS UNDER THE BANCTEC, INC. 1989 STOCK PLAN AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

                                                                 _______________
                                                                 | SEE REVERSE |
                                                                 |     SIDE    |
                                                                 _______________

     Please mark your
[X]  votes in this
     example.

                 FOR all nominees          WITHHOLD
               listed to the right         AUTHORITY
              (except as marked to  to vote for all nominees
                  the contrary)       listed to the right

1. Election of         [ ]                   [ ]    NOMINEES: Michael E. Faherty
   Directors                                                  and Paul J. Ferri

For, except vote withheld from the following nominee(s):


__________________________________________________________


                                        FOR             AGAINST         ABSTAIN
2. FOR APPROVAL OF AN
   INCREASE IN THE NUMBER OF            [ ]               [ ]             [ ]
   SHARES AVAILABLE FOR
   GRANTS UNDER THE BANCTEC,
   INC. 1989 STOCK PLAN.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
   VOTE WITH RESPECT TO ANY OTHER MATTER WHICH MAY
   PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S)
   THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 1997.





SIGNATURE(S)___________________________________________DATE_____________________

When signing on behalf of a corporation, partnership, estate, trust, or in any other representative capacity, please sign name and title. For joint accounts each joint owner must sign.